                                                                  EXHIBIT 99


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           KENNEDY ENTERPRISES, L.P.,

                        A CALIFORNIA LIMITED PARTNERSHIP


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                                TABLE OF CONTENTS

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                                                                            ----

ARTICLE I    THE PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . .  1
   1.1       Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   1.2       Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   1.3       Place of Business. . . . . . . . . . . . . . . . . . . . . . . .  1
   1.4       Term of the Partnership. . . . . . . . . . . . . . . . . . . . .  1
   1.5       Statutory Compliance . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II   PERCENTAGE INTERESTS; CAPITAL CONTRIBUTIONS. . . . . . . . . . .  2
   2.1       Percentage Interests . . . . . . . . . . . . . . . . . . . . . .  2
   2.2       Initial Capital Contributions. . . . . . . . . . . . . . . . . .  2
   2.3       Partner Loans to Partnership . . . . . . . . . . . . . . . . . .  2
   2.4       Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE III  ALLOCATION OF NET PROFIT AND NET LOSS. . . . . . . . . . . . . .  3
   3.1       General Allocation . . . . . . . . . . . . . . . . . . . . . . .  3
   3.2       Other Allocation Rules . . . . . . . . . . . . . . . . . . . . .  3
   3.3       Tax Allocations:  Section 704(c) of the Code . . . . . . . . . .  3

ARTICLE IV   DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  4
   4.1       Frequency of Distributions . . . . . . . . . . . . . . . . . . .  4
   4.2       Distributable Cash . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE V    BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . .  4
   5.1       Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   5.2       Books of Account . . . . . . . . . . . . . . . . . . . . . . . .  4
   5.3       Income Tax Returns . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE VI   MANAGEMENT OF PARTNERSHIP. . . . . . . . . . . . . . . . . . . .  4
   6.1       Powers of the General Partner. . . . . . . . . . . . . . . . . .  4
   6.2       Expense Reimbursement. . . . . . . . . . . . . . . . . . . . . .  5
   6.3       Devotion of Time . . . . . . . . . . . . . . . . . . . . . . . .  5
   6.4       Restrictions on General Partner. . . . . . . . . . . . . . . . .  5
   6.5       Limitations of Limited Partners. . . . . . . . . . . . . . . . .  5

ARTICLE VII  GENERAL PARTNER PROVISIONS . . . . . . . . . . . . . . . . . . .  5
   7.1       Termination of Status as General Partner . . . . . . . . . . . .  5
   7.2       Admission of Successor or Additional General Partner . . . . . .  6
   7.3       Continuation of Partnership. . . . . . . . . . . . . . . . . . .  6
   7.4       Election of New General Partners . . . . . . . . . . . . . . . .  6
   7.5       Exculpation and Indemnification of the General Partner . . . . .  7


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ARTICLE VIII RESTRICTION ON TRANSFER OF LIMITED PARTNER INTERESTS . . . . . .  8
   8.1       Restriction on Transfer. . . . . . . . . . . . . . . . . . . . .  8
   8.2       Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . .  8
   8.3       Other Transfer Rules . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE IX   DISSOLUTION AND WINDING UP OF THE PARTNERSHIP. . . . . . . . . .  9
   9.1       Events Causing Dissolution . . . . . . . . . . . . . . . . . . .  9
   9.2       Winding Up . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   9.3       Rights of Limited Partners . . . . . . . . . . . . . . . . . . . 11
   9.4       Date of Termination. . . . . . . . . . . . . . . . . . . . . . . 11
   9.5       Notice of Dissolution. . . . . . . . . . . . . . . . . . . . . . 11
   9.6       Incapacity of a Limited Partner. . . . . . . . . . . . . . . . . 11

ARTICLE X    BANK ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE XI   WITHDRAWAL OF A LIMITED PARTNER. . . . . . . . . . . . . . . . . 11

ARTICLE XII  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 12
   12.1      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   12.2      Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   12.3      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   12.4      Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . 12
   12.5      Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   12.6      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE XIII DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   13.1      Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   13.2      Agreement or Partnership Agreement . . . . . . . . . . . . . . . 13
   13.3      Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   13.4      Capital Account. . . . . . . . . . . . . . . . . . . . . . . . . 13
   13.5      Capital Contribution . . . . . . . . . . . . . . . . . . . . . . 14
   13.6      Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   13.7      Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   13.8      Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   13.9      Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   13.10     General Partner. . . . . . . . . . . . . . . . . . . . . . . . . 14
   13.11     Gross Asset Value. . . . . . . . . . . . . . . . . . . . . . . . 14
   13.13     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   13.14     Limited Partner. . . . . . . . . . . . . . . . . . . . . . . . . 15
   13.15     Net Profit and Net Loss. . . . . . . . . . . . . . . . . . . . . 16
   13.16     Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   13.17     Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   13.18     Partnership Property . . . . . . . . . . . . . . . . . . . . . . 17
   13.19     Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

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   13.20     Substituted Limited Partner. . . . . . . . . . . . . . . . . . . 17
   13.21     Transfer,. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   13.22     Treasury Regulations . . . . . . . . . . . . . . . . . . . . . . 17



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

                              INDEX OF DEFINITIONS

                                                                            Page
                                                                            ----

Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Capital Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Capital Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Dissolving Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Distributable Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Gross Asset Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Incapacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Limited Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Net Profit and Net Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Partnership Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Partnership Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Percentage Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Substituted Limited Partner. . . . . . . . . . . . . . . . . . . . . . . . . .17
Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Treasury Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17



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

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           KENNEDY ENTERPRISES, L.P.,
                        A California Limited Partnership
                     ------------------------------------



     THIS AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of January 16, 1996, by and between PARKER S. KENNEDY, as the General Partner, and the undersigned Limited Partners, whereby the parties hereto agree to form a limited partnership pursuant to the California Revised Limited Partnership Act.


                                    ARTICLE I
                                 THE PARTNERSHIP

     1.1 NAME. The name under which the Partnership is to be conducted is KENNEDY ENTERPRISES, L.P., a California limited partnership.

     1.2 PURPOSE. The principal purpose of this Partnership is to acquire all of the shares of First American Financial Corporation stock owned by the Partners and, by consolidating such shares in the Partnership and under the control of the General Partner, ensure the continuity and voting power of such shares as a block. A secondary purpose achieved through the consolidation of such shares in the Partnership is to facilitate annual gifting by Donald P. and Dorothy Kennedy by making it possible for them, through the D. and D. Kennedy Revocable Trust, to give away Interests in the Partnership rather than shares of such stock.

     1.3 PLACE OF BUSINESS. The principal place of business of the Partnership shall be 114 East Fifth Street, Santa Ana, California 92701, or shall be at such other place or places as the General Partner from time to time may determine.

     1.4 TERM OF THE PARTNERSHIP. The Partnership shall commence as of the date the Certificate is filed in the office of the California Secretary of State and shall continue until terminated as a result of the dissolution and winding up of the Partnership in accordance with Article IX hereof.

     1.5 STATUTORY COMPLIANCE. The General Partner shall cause a Certificate to be prepared, which he shall sign and promptly file in the office of the California Secretary of State. The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of California. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. The General Partner shall cause a certified copy of the Certificate and any amendments thereto to be recorded in the office of the County Recorder of each county in which the Partnership owns real property.

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                                   ARTICLE II
                   PERCENTAGE INTERESTS; CAPITAL CONTRIBUTIONS

     2.1 PERCENTAGE INTERESTS. The percentages which shall be used to determine the allocations of Net Profit, Net Loss, and Distributions among the Partners (as to each Partner, his, her or its PERCENTAGE INTEREST) are as set forth on Exhibit "A" attached hereto. Unless otherwise agreed by each of the Partners, no adjustment to the Percentage Interest of any Partner shall be made except as a result of a Transfer of a Partner's interest pursuant to Article VIII hereof.

     2.2 INITIAL CAPITAL CONTRIBUTIONS. Upon execution of this Agreement, each Partner shall transfer and assign to the Partnership the money or other property described opposite such Partner's name on Exhibit "A" attached hereto as such Partner's initial Capital Contribution. Such assets shall constitute the original capital of the Partnership. The Partners agree that the initial Gross Asset Value of the property other than money contributed by the Partners is as set forth on said Exhibit "A."

     2.3 PARTNER LOANS TO PARTNERSHIP. In the event the Partnership has insufficient funds with which to carry on its business affairs, then, in lieu of borrowing from third parties or selling assets to provide required funds, the Partnership may, but shall not be required to, borrow such funds from one or more of the Partners as may be designated by the General Partner; provided that the terms of such borrowing shall be no less favorable to the Partnership than terms available to the Partnership for similar borrowing from commercial lending institutions, and the Partnership shall not pledge its assets to secure such borrowing. The amount of any such loan shall not be an increase in the Capital Account of the lending Partner or entitle such lending Partner to an increase in such Partner's share of the Net Profit, Net Loss, or Distributions of the Partnership.

     2.4  OTHER MATTERS.

          (a) No Partner shall be entitled to any interest, salary or drawing with respect to such Partner's Capital Contribution or Capital Account or for services rendered on behalf of the Partnership or otherwise in such Partner's capacity as a Partner; nor, except as otherwise specifically provided herein, shall any Partner have the right to demand or to receive the return of all or any part of such Partner's Capital Contribution or Capital Account.

          (b) Except as otherwise provided by this Agreement, no Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by any other agreements among the Partners or applicable state law, a Limited Partner shall not be required to lend any funds to the Partnership or, after such Limited Partner's Capital Contribution has been paid, to make any additional contributions to the Partnership. The General Partner shall not have any personal liability for the repayment of any Capital Contribution of any Limited Partner.

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                                   ARTICLE III
                      ALLOCATION OF NET PROFIT AND NET LOSS

     3.1 GENERAL ALLOCATION. Net Profit or Net Loss, as the case may be, for any fiscal year or other period for which such allocation is made shall be allocated among the Partners in accordance with their respective Percentage Interests.

     3.2  OTHER ALLOCATION RULES.

          (a) For purposes of determining the Net Profit, Net Loss, or any other items allocable to any period, Net Profit, New Loss, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under
     Section 706 of the Code and the Treasury Regulations thereunder.

          (b) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated among the Partners in the same proportions as they share Net Profit or Net Loss, as the case may be, for the fiscal year or other period for which such allocation is made.

     3.3  TAX ALLOCATIONS:  SECTION 704(c) OF THE CODE.  In accordance with
Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Partnership Property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated to the Partners so as to take account of the variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value as set forth on Exhibit "A" attached hereto with respect to the Partnership Property initially contributed to the capital of the Partnership or as determined as specified in Section 13.12(a) hereof with respect to any other Partnership Property. The General Partner and the Partner or Partners who contributed such Partnership Property shall have the sole discretion to choose among the alternatives set forth in the Treasury Regulations issued under Section 704(c) of the Code for handling such variation, and, to the extent allowable under the applicable Treasury Regulations, different methods may be used for specific assets. In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to Section 13.12(b) or
(d) hereof, the General Partner shall have the sole discretion to choose among the alternatives set forth in the Treasury Regulations issued under Section 704(c) of the Code for allocating income, gain, loss, and deduction with respect to such Partnership Property so as to take account of any variation between the adjusted basis of such Partnership Property for federal income tax purposes and its Gross Asset Value. Allocations pursuant to this Section 3.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing any Partner's Capital Account or share of Net Profit, Net Loss, other items, or Distributions pursuant to any provision of this Agreement.

                                   ARTICLE IV
                                  DISTRIBUTIONS

     4.1  FREQUENCY OF DISTRIBUTIONS.  Except as otherwise provided in Section
9.2 hereof relating to the liquidation of the Partnership, Distributable Cash shall be determined by the General Partner quarterly, and the amount so determined shall be distributed to the Partners in accordance with their respective Percentage Interests.

     4.2 DISTRIBUTABLE CASH. As used herein, DISTRIBUTABLE CASH for any period shall mean such portion of the cash on hand or in bank accounts of the Partnership as, in the reasonable discretion of the General Partner, is available for distribution to the Partners after (a) reasonable provision has been made for the current liabilities of the Partnership, and (b) a reasonable reserve has been allowed for Partnership operating expenses and for the acquisition of any additional property or properties which the General Partner, with the consent of the Limited Partners as hereinafter provided, may decide to acquire.



                                    ARTICLE V
                                BOOKS AND RECORDS

     5.1 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

     5.2 BOOKS OF ACCOUNT. Proper and complete books of account of the business of the Partnership, together with an executed copy of this Agreement and of any amendment thereto, shall be kept by the General Partner at the Partnership's principal place of business and shall be open for reasonable inspection and examination by any of the Limited Partners or such Limited Partner's accredited representative at any reasonable time during business hours. The accounting records shall be maintained in accordance with the cash method of accounting consistently applied, and shall be compiled as of the close of each fiscal year by an independent certified public accountant or firm of independent certified public accountants as may be selected by the General Partner; and such accountant(s) shall make a report thereof which shall include an income and expense statement and a balance sheet of the Partnership, copies of which will be furnished to each of the Partners within seventy-five (75) days after the end of each fiscal year. Any Limited Partner shall have the right to cause a separate audit of the books and records of the Partnership to be made at such Limited Partner's own expense.

     5.3 INCOME TAX RETURNS. The General Partner shall cause the United States and State of California Partnership income tax returns to be prepared for the Partnership by the accountant(s) referred to in Section 5.2 above, and copies of said returns shall be furnished to each of the Partners as soon as possible after the end of each fiscal year.


                                   ARTICLE VI
                            MANAGEMENT OF PARTNERSHIP

     6.1 POWERS OF THE GENERAL PARTNER. Subject to any limitations imposed elsewhere in this Agreement, the General Partner shall possess and may enjoy and exercise all of the rights and powers of general partners as more particularly provided by the Act.
Without limiting the generality of the foregoing, the General Partner shall have the authority and power to sell, exchange, convey title to, and grant options for the sale of all or any portion of Partnership Property; to lease all or any portion of Partnership Property without limit as to the term of the lease, whether or not the term (including any renewals and extensions) shall extend beyond the date of termination of the Partnership; to borrow money and, as security for the borrowing, to encumber all or any part of the Partnership Property; and to modify, consolidate, or extend any deed of trust or other security device encumbering any Partnership Property.

     6.2 EXPENSE REIMBURSEMENT. The General Partner shall be entitled to expend funds of the Partnership for Partnership purposes and shall also be entitled to reimbursement of reasonable costs and expenses necessarily expended by him from his own funds in the Partnership business as well as advances made for the Partnership's account.

     6.3 DEVOTION OF TIME. The General Partner shall not be required to devote his full time to the Partnership business but only such time as shall reasonably be required. Nothing herein contained shall prevent the General Partner from devoting a portion of his time to other businesses, whether or not similar in nature to the business of the Partnership.

     6.4 RESTRICTIONS ON GENERAL PARTNER. Notwithstanding anything in this Agreement to the contrary, the General Partner shall not do any of the following on behalf of the Partnership without the prior written consent of all the Limited Partners: (a) sell, exchange, or hypothecate any shares of First American Financial Corporation stock; (b) purchase any additional property or properties for the Partnership; (c) do any act in contravention of this Agreement in its present form or as amended; (d) do any act which would make it impossible to carry on the ordinary business of the Partnership; (e) confess a judgment against the Partnership; (f) possess Partnership Property in his individual name, or assign his rights in specific Partnership Property for other than a Partnership purpose; or (g) admit any other Person as a General Partner.

     6.5 LIMITATIONS OF LIMITED PARTNERS. Except as specifically provided herein, the Limited Partners shall have no right or authority to act for or bind the Partnership, nor shall they take any part in the conduct or control of the Partnership business.


                                   ARTICLE VII
                           GENERAL PARTNER PROVISIONS

     7.1 TERMINATION OF STATUS AS GENERAL PARTNER. A Person shall cease to be a General Partner upon the Transfer of his entire Interest, upon his Incapacity, or upon the occurrence of any of the other events set forth in Section 15642 of the Act. Upon a Person ceasing to be a General Partner, such Person or his transferee shall have the right to receive Distributions and allocations with respect to his General Partnership Interest, shall be treated as the transferee of a Limited Partner, and shall automatically become a Substituted Limited Partner.

     7.2  ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS.

          (a) With the affirmative vote of all of the Limited Partners, the General Partner may at any time designate one or more Persons to be successors to the General Partner or to be additional General Partners, in each case with such participation in the General Partner's Interest as the General Partner and such successor or additional General Partner may agree upon, provided that the Interests of the Limited Partners shall not be affected thereby.

          (b) Except in connection with a Transfer to a successor or additional General Partner pursuant to paragraph (a) above, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership or to Transfer his Interest.

          (c) Any Transfer by the General Partner of his Interest shall be effective only upon the admission in accordance with paragraph (a) above of a successor or additional General Partner, as the case may be.

     7.3  CONTINUATION OF PARTNERSHIP.

          (a) It is the intention of the Partners that the Partnership not dissolve as a result of any Person ceasing to be a General Partner pursuant to Section 7.1 above; provided, however, that if a dissolution nevertheless occurs under the Act, the Partnership's assets and business shall continue to be held and conducted in a new limited partnership under this Agreement with any remaining General Partner(s) as general partner(s) and the Limited Partners as limited partners. Notwithstanding any provision of the Act to the contrary, each Partner (including any successor to the Interest of a General Partner) hereby (1) waives any rights that such Person may have as a result of any such unintended dissolution to demand or receive an accounting of the Partnership or any Distribution in satisfaction of such Person's Interest or any security for the return or Distribution thereof, and (2) agrees to indemnify and hold the Partnership and each other Partner wholly and completely harmless from all costs or damage (including, without limitation, legal fees and expenses of enforcing this indemnity) that any such indemnified Person may incur as a result of any action inconsistent with part (1) of this sentence.

          (b) If at the time a Person ceases to be a General Partner such Person is also a Limited Partner, such cessation shall not affect such Person's rights and obligations with respect to his Interest as a Limited Partner.

     7.4 ELECTION OF NEW GENERAL PARTNERS. In the event any Person ceases to be a General Partner pursuant to Section 7.1 above, and as a consequence thereof the Partnership has no General Partner, any Limited Partner may nominate any Person for election as General Partner. No Person shall become a General Partner unless elected by an affirmative vote of all of the Limited Partners.

     7.5  EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER.

          (a) The General Partner shall not be liable to any Limited Partner for any action taken by the General Partner if such action was taken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership. The termination of a proceeding by judgment, order, or settlement shall not, of itself, create a presumption that such action was not taken in good faith and in a manner which the General Partner reasonably believed to be in, or not opposed to, the best interests of the Partnership or a presumption that the General Partner had reasonable cause to believe that his conduct was unlawful.

          (b) The Partnership, its receiver, or its trustee shall indemnify, save harmless, and pay all judgments and claims against the General Partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the General Partner in connection with the business of the Partnership, as permitted by law, together with attorneys fees incurred by the General Partner in connection with the defense of any action based on any such act or omission.

          (c) In the event of any action by a Limited Partner against the General Partner, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of the General Partner, including attorneys fees, incurred in the defense of such action, if the General Partner acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership. The termination of a proceeding by judgment, order, or settlement shall not, of itself, create a presumption that the General Partner did not act in good faith and in a manner which the General Partner reasonably believed to be in, or not opposed to, the best interests of the Partnership or a presumption that the General Partner had reasonable cause to believe that his conduct was unlawful.

          (d) The Partnership shall indemnify, save harmless, and pay all expenses, costs, or liabilities of the General Partner if, for the benefit of the Partnership, he makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Partnership and suffers any financial loss as the result of such action.

          (e) Notwithstanding the provisions of paragraphs (b), (c) and (d) above, the General Partner shall not be indemnified from any liability with respect to which he has been adjudged guilty of fraud, bad faith, willful misconduct or gross negligence, unless, and only to the extent that, the court in which such action was brought, or another court of competent jurisdiction, should determine upon application that, despite such adjudication of liability, but in view of all circumstances of the case, the General Partner is fairly and reasonably entitled to indemnification for such liabilities and expenses as such court shall deem proper.

          (f) Expenses (including legal fees and expenses) incurred in defending any proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the General Partner to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the General Partner is not entitled to be indemnified by the Partnership as authorized hereunder.

          (g) The indemnification provided by this Section shall be in addition to any other rights to which the General Partner may be entitled under any agreement, vote of the Limited Partners, as a matter of law or otherwise, both as to action in his capacity as the General Partner and as to action in another capacity, and shall continue as to the General Partner even though he has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the General Partner.

          (h) The Partnership may purchase and maintain insurance on behalf of the General Partner against any liability which may be asserted against or expense which may be incurred by the General Partner in connection with the Partnership activities, whether or not the Partnership would have the power to indemnify the General Partner against such liability under the provisions of this Agreement.


                                  ARTICLE VIII
              RESTRICTION ON TRANSFER OF LIMITED PARTNER INTERESTS

     8.1 RESTRICTION ON TRANSFER. No Limited Partner shall be entitled to Transfer such Limited Partner's Interest without the prior consent of the General Partner and all of the other Limited Partners, which consent may be withheld for any reason or for no reason; and any such purported Transfer made without such prior consent shall be entirely null and void. If the consent to any such Transfer is obtained from the General Partner and the other Limited Partners, the transferee shall be admitted to the Partnership as a Substituted Limited Partner provided that the following conditions are complied with:

          (a) The General Partner shall approve of the form and content of the instrument of assignment;

          (b) The transferring Partner and such transferee shall execute and acknowledge such other instrument or instruments as the General Partner may deem reasonably necessary or desirable to effectuate such admission;

          (c) Such transferee shall in writing accept and adopt all of the terms and provisions of this Agreement, as the same may have been amended; and

          (d) The transferring Partner or such transferee shall pay or agree to pay, as the General Partner may determine, all reasonable expenses connected with such admission, including but not limited to, legal fees and costs.

     8.2 PERMITTED TRANSFERS. The foregoing notwithstanding, the restrictions of this Article VIII shall not apply to:

          (a) A Transfer of a Limited Partner's Interest by will or by intestacy, or to a trustee or trustees of a trust revocable by the Limited Partner and under which the Limited Partner has a significant beneficial interest; or

          (b) A Transfer of an Interest from one Limited Partner to another Limited Partner.

          (c) A Transfer of an Interest by way of gift from a Limited Partner to a descendant of the Limited Partner, to a custodian for such a descendant, or to a trustee or trustees of a trust for the benefit of such a descendant.

Provided, however, that any such transferee shall in writing accept, adopt and agree to be bound by all of the terms and provisions of this Agreement, including, without limitation, the restrictions of this Article VIII.

     8.3  OTHER TRANSFER RULES.

          (a) In the event any Interest is sold or assigned in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

          (b) Upon the Transfer of a Partner's Interest during any accounting period in compliance with the provisions of this Article VIII, Net Profit, Net Loss, each item thereof, and all other items attributable to such transferred Interest for such period shall be divided and allocated between such Partner and the transferee by taking into account their varying interests during the period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the General Partner. All Distributions on or before the date of such Transfer shall be made to such Partner, and all Distributions thereafter shall be made to the transferee.


                                   ARTICLE IX
                  DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

     9.1 EVENTS CAUSING DISSOLUTION. The Partnership shall be dissolved upon the earliest occurrence of any of the following events (DISSOLVING EVENTS):

          (a) The expiration of forty (40) years from the date the Certificate is filed in the office of the California Secretary of State.

          (b) The election by a majority in Interest of the Partners to cause dissolution of the Partnership.

          (c)  The Incapacity of the last remaining General Partner.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Dissolving Event. Furthermore, in the event of the

Incapacity of the General Partner, the Limited Partners may, within ninety
(90) days of the date such event occurs, unanimously vote to elect a successor General Partner and continue the Partnership business, in which case the Partnership shall not dissolve. If it is determined, by a court of competent jurisdiction, that the Partnership dissolved (i) prior to the occurrence of a Dissolving Event, or (ii) because of the Incapacity of the General Partner even though the Limited Partners elected a successor General Partner in accordance with the previous sentence, the Partners hereby agree to continue the business of the Partnership without a winding up or liquidation.

     9.2  WINDING UP.

          (a) The Partnership's books shall be closed as of the date of a Dissolving Event as if such date were the last day of a Partnership fiscal year. The Partnership's Net Profit or Net Loss shall be computed for the period ending on such date and shall be allocated to the Partners according to the provisions of Article III hereof.

          (b) Following the occurrence of a Dissolving Event, the General Partner (which term, for the purpose of this Article, shall include the trustees, receivers or other Persons required by law to wind up the affairs of the Partnership) shall take full account of the Partnership Property and liabilities of the Partnership. If Partnership Property is liquidated, all Net Profit or Net Loss, as the case may be, shall be allocated among the Partners as provided in Article III hereof. To the extent sufficient therefor, any liquidation proceeds together with Partnership Property to be distributed in kind shall be applied and distributed, in one or more installments, in the following order of priority:

                 (i) To the payment and discharge of all of the Partnership's debts and liabilities, other than debts to Partners and transferable debts secured by Partnership Property;

                (ii) To the payment and discharge of any loans or advances made by Partners to the Partnership and all expenses, including attorneys' fees, incurred by the General Partner in connection with the winding up and liquidation of the Partnership;

               (iii) To the Partners in satisfaction of, and in proportion to, the positive balances of their respective Capital Accounts as those accounts are determined after all adjustments required by
          Section 1.704-1(b)(2)(ii)(B) of the Treasury Regulations have been made to such Capital Accounts for the fiscal year of the Partnership during which the liquidation occurs, such adjustments to be made within the time specified in such Regulations.

          (c) Distributions pursuant to the foregoing provisions may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the

     General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to the foregoing provisions.

          (d) Distributions made pursuant to this Section 9.2 shall be in full satisfaction of the Partners' claims against the Partnership for Distributions in liquidation.

     9.3 RIGHTS OF LIMITED PARTNERS. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership, and
(b) no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contribution, Distributions, or allocations.

     9.4 DATE OF TERMINATION. The Partnership shall be terminated when all monies and Partnership Property (other than money) have been applied in the manner prescribed hereinabove and all known Partnership liabilities have been satisfied; provided, however, that distribution to a trust established for the benefit of the Partners (as provided in Section 9.2 above) shall not continue the term of the Partnership.

     9.5 NOTICE OF DISSOLUTION. The General Partner shall cause (a) a notice of dissolution to be published in a newspaper of general circulation in a place where the Partnership business was regularly conducted and to be mailed to each of the Partnership creditors, (b) an affidavit of publication and of mailing to be filed with the County Clerk within thirty (30) days after the publication, and (c) the Certificate to be cancelled.

     9.6 INCAPACITY OF A LIMITED PARTNER. Under no circumstances shall the Incapacity of any Limited Partner result in the dissolution or termination of this Partnership. In the event of the Incapacity of a Limited Partner, the executor, guardian or other successor to the Interest of such Limited Partner shall have all the rights of a Limited Partner hereunder.


                                    ARTICLE X
                                  BANK ACCOUNTS

     The General Partner shall open and maintain in or at such bank or banks as the General Partner may from time to time select, one or more accounts in the name of the Partnership in which shall be deposited all cash Capital Contributions of the Partners and all other funds of the Partnership.


                                   ARTICLE XI
                         WITHDRAWAL OF A LIMITED PARTNER

     Except as otherwise provided in this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 NOTICES. Notices given under this Agreement shall be in writing and shall either be served personally or delivered by first class registered or certified, return receipt requested U.S. mail, postage prepaid. Notices may also effectively be given by transmittal over electronic transmitting devices such as Telex, facsimile or telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed received at the earlier of actual receipt or three (3) days following deposit in U.S. mail, postage prepaid. Notices shall be directed to the Partnership or to the General Partner at 421 North Main, Santa Ana, California 92701, and to the Limited Partners at the addresses shown on Exhibit A hereto, provided that a Limited Partner may change such Partner's address for notice by giving written notice to all other Partners in accordance with this Section.

     12.2 AUTHORITY. No Person dealing with any General Partner shall be required to determine such General Partner's authority to make any commitment or undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such General Partner's authority. In addition, no purchaser of any Partnership Property shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any such instrument of transfer or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice affecting the same.

     12.3 CAPTIONS. Any titles or captions of Articles or Sections contained in this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

     12.4 GENDER AND NUMBER. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the Person or Persons, firm or firms, corporation or corporations may require. The use of the singular includes the plural, and the use of the plural includes the singular, wherever the context thereof may require.

     12.5 SUCCESSORS. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all Persons hereafter having or holding an Interest, whether as assignees, Substituted Limited Partners, or otherwise.

     12.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                  ARTICLE XIII
                                   DEFINITIONS

     The following words and phrases used in this Agreement shall, unless the context otherwise requires, have the meanings set forth below.

     13.1 ACT shall mean the California Revised Limited Partnership Act, as set forth in Title 2, Chapter 3 of the California Corporations Code, as amended from time to time (or any corresponding provisions of succeeding law).

     13.2 AGREEMENT or PARTNERSHIP AGREEMENT shall mean this Agreement of Limited Partnership, as amended, modified or supplemented from time to time.


     13.3 BANKRUPTCY shall mean the institution of any proceedings under federal or state laws for relief of debtors, including filing of a voluntary or involuntary petition in bankruptcy or the obtaining of an order for relief, or the assignment of a Person's property for the benefit of creditors, or the appointment of a receiver, trustee or a conservator of any substantial portion of a Person's assets or the seizure by a sheriff, receiver, trustee or conservator of any substantial portion of a Person's assets, and the failure, in the case of any of these events, to obtain the dismissal of the proceeding or removal of the conservator, receiver or trustee within sixty (60) days of the event.

     13.4 CAPITAL ACCOUNT shall mean, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contribution, such Partner's distributive share of Net Profit, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership Property distributed to such Partner.

          (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Loss, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any of the Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Section 1.704-1(b)(2)(iv)(Q) of the Treasury Regulations, and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Treasury Regulations.

     13.5 CAPITAL CONTRIBUTION shall mean, with respect to any Partner, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Interest held by such Partner.

     13.6 CERTIFICATE shall mean a Certificate of Limited Partnership pursuant to Section 15621 of the Act.

     13.7 CODE shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     13.8 DEPRECIATION shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year of other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     13.9 DISTRIBUTION shall mean any cash or Partnership Property (other than cash) distributed to Partners arising from their Interests, other than payments to Partners for services or as repayment of interest or principal on Loans from Partners.

     13.10 GENERAL PARTNER shall mean any Person who (a) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (b) has not ceased to be a General Partner pursuant to the terms of this Agreement.

     13.11 GROSS ASSET VALUE shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner; provided that if the contributing Partner is the General Partner, the determination of the gross fair market value of the contributed asset shall require the consent of a majority of the Limited Partners;

          (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner (taking the provisions of Section 7701(g) of the Code into account), as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (ii) the Distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership Property; (iii) the liquidation of a Partner's Interest; and (iv) the liquidation of the Partnership within the meaning of
     Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations; provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of Distribution, as determined by the distributee and the General Partner; provided that if the distributee is the General Partner, the determination of the gross fair market value of the distributed asset shall require the consent of a majority of the Limited Partners;

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations and Section 13.15(f) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

          (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

     13.12 INCAPACITY shall mean, as to any Person, the Bankruptcy, death, adjudication of incompetence, dissolution or termination, as the case may be, of such Person.

     13.13 INTEREST shall mean an ownership interest in the Partnership including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

     13.14 LIMITED PARTNER shall mean any Person (a) whose name and signature appear at the end of this Agreement or who has been admitted as a Substituted Limited Partner pursuant to the terms of this Agreement, and (b) who holds an Interest.

     13.15 NET PROFIT AND NET LOSS shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section shall be added to such taxable income or loss;

          (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section, shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 13.11(b) or Section 13.11(c) above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

          (d) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted basis of such property for federal income tax purposes differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 13.8 above; and

          (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a Distribution other than in complete liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit or Net Loss.

     13.16 PARTNERS shall mean the General Partner and all the Limited Partners, where no distinction is required by the context in which the term is used herein. Partner shall mean any one of the Partners. All references in this Agreement to a majority in Interest of the Partners shall mean Partners who hold more than fifty percent (50%) of the Percentage Interests.

     13.17 PARTNERSHIP shall mean the limited partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

     13.18 PARTNERSHIP PROPERTY shall mean all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

     13.19 PERSON shall mean any individual, partnership, corporation, trust or other legal entity.

     13.20 SUBSTITUTED LIMITED PARTNER shall mean any Person admitted to the Partnership as a Limited Partner pursuant to Section 7.1 or Article VIII hereof.

     13.21 TRANSFER, as a noun, shall mean any sale, assignment, transfer, mortgage, pledge, involuntary transfer, transfer by operation of law, or other disposition of all or any part of an Interest; and, as a verb, shall mean voluntarily or involuntarily to transfer, sell, pledge, hypothecate, or otherwise dispose of.

     13.22 TREASURY REGULATIONS shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

GENERAL PARTNER:                   /S/ PARKER S. KENNEDY
                                   --------------------------------------------
                                   PARKER S. KENNEDY


LIMITED PARTNERS:                  /S/ PARKER S. KENNEDY
                                   --------------------------------------------
                                   PARKER S. KENNEDY


                                   /S/ ELIZABETH K. RINEY
                                   --------------------------------------------
                                   ELIZABETH K. RINEY


                                   /S/ AMY F. HEALY
                                   --------------------------------------------
                                   AMY F. HEALY


                                   /S/ SHARRINGTON D. KENNEDY
                                   --------------------------------------------
                                   SHARRINGTON D. KENNEDY


                                   /S/ DONALD P. KENNEDY II
                                   --------------------------------------------
                                   DONALD P. KENNEDY II


                                   FIRST AMERICAN TRUST COMPANY as Custodian for KATHRYN KENNEDY under the Uniform Gifts to Minors Act


                                   By: /S/ DAVID O. RAHN
                                   --------------------------------------------



                                   /S/ DOROTHY S. KENNEDY
                                   --------------------------------------------
                                   DOROTHY S. KENNEDY


                                   D. AND D. KENNEDY REVOCABLE TRUST (also known as the D.P. KENNEDY REVOCABLE TRUST) dated January 27, 1988

                                   By:/S/ DONALD P. KENNEDY
                                   --------------------------------------------
                                        Donald P. Kennedy, Trustee

                                    EXHIBIT A

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           KENNEDY ENTERPRISES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                     --------------------------------------


                                                                  Percentage
Name And Address                 Initial Capital Contribution     Interest
- -----------------                ----------------------------     -----------
                        GENERAL PARTNER
                        ---------------
Parker S. Kennedy           7,341 shares of common                    1.00%
655 Ranchwood Trail         stock of First American
Orange, CA 92669            Financial Corporation
                            with a Gross Asset Value
                            of $186,755.04 ($25.44
                            per share)


                        LIMITED PARTNERS
                        ----------------
Parker S. Kennedy           98,483 shares of common                  13.42%
655 Ranchwood Trail         stock of First American
Orange, CA 92669            Financial Corporation
                            with a Gross Asset Value
                            of $2,505,407.52 ($25.44
                            per share)

Elizabeth K. Riney          69,457 shares of common                   9.46%
1227 Montgomery Street      stock of First American
San Francisco, CA           Financial Corporation
                            with a Gross Asset Value
                            of $1,766,986.08 ($25.44
                            per share)

Amy F. Healey               45,659 shares of common                   6.22%
1526 Bonnie Brae            stock of First American
Hermosa Beach, CA 90254     Financial Corporation
                            with a Gross Asset Value
                            of $1,161,564.96 ($25.44
                            per share)

Sharrington D. Kennedy      9,194 shares of common                    1.25%
655 Ranchwood Trail         stock of First American
Orange, CA 92669            Financial Corporation
                            with a Gross Asset Value
                            of $233,895.36 ($25.44
                            per share)

                                                                  Percentage
NAME AND ADDRESS                 Initial Capital Contribution     Interest
- -----------------                ----------------------------     -----------
Donald P. Kennedy II        10,025 shares of common                   1.37%
655 Ranchwood Trail         stock of First American
Orange, CA  92669           Financial Corporation
                            with a Gross Asset Value
                            of $255,036.00 ($25.44
                            per share)



First American Trust        10,025 shares of common                   1.37%
Company                     stock of First American
as Custodian for Kathryn    Financial Corporation
Kennedy                     with a Gross Asset Value
under CUTMA                 of $255,036.00 ($25.44
421 N. Main Street          per share)
Santa Ana, CA 92701


Dorothy S. Kennedy          5,010 shares of common stock of            .68%
1628 La Loma Drive          First American Financial
Santa Ana, CA  92705        Corporation with a Gross Asset
                            Value of $127,454.40
                            ($25.44 per share)

D. and D. Kennedy           478,857 shares of common                 65.23%
Revocable Trust             stock of First American
dated January 27, 1988      Financial Corporation
P.O. Box 1151               with a Gross Asset Value
Santa Ana, CA 92702         of $12,182,122.08
                            ($25.44 per share)



            Total Shares:            734,051

           Total Gross Asset Value: $18,674,257.44